Exhibit 99.1
I. INDIVIDUAL SMOKER CASES
Alabama
Campbell, et al. v. Brown & Williamson Tobacco Corporation, et al., Case No. 02-CV-00184-CB-C USDC, Southern District, Alabama (case filed 3/20/02). Three individuals suing. The case is presently scheduled for trial in April 2008.
Arizona
Tavassoli, et al. v. Altria Group Inc., et. al., Case No. CV06-2119-PHX-SRB USDC, District of Arizona, (case filed 12/29/06). Wrongful death action, with one individual suing individually and on behalf of all beneficiaries of the decedent. Plaintiff has alleged personal injury, fraud and conspiracy claims arising from the decedent’s use of cigarettes, and is seeking compensatory damages in the amount of $125 million and punitive damages in the amount of $5 billion against certain tobacco company defendants, affiliates and parent company defendants, including Liggett Group LLC, its affiliates, Liggett Vector Brands, Vector Tobacco Inc., and its indirect parent, Vector Group Ltd. On February 7, 2007, the defendants filed motions to dismiss. A trial date has been scheduled for February 10, 2009.
California
Donaldson, et al. v. Raybestos Manhattan, Inc., et al., Case No. 998147, Superior Court of California, County of San Francisco (case filed 9/25/98). Two individuals suing. The case has been stayed on appeal.
District of Columbia
Sims, et al. v. Philip Morris, Inc., et al., Case No. 01-CV-01107, USDC, District of Columbia (case filed 5/23/01). Three individuals suing. In February 2003, United States District Court Judge Kessler denied plaintiffs’ motion for class certification. Plaintiffs subsequently filed motions seeking reconsideration and reversal of the order denying class certification, which motions were denied by the Court on December 21, 2006.
Florida
Arnold v. Brown & Williamson Corporation, et al., Case No. 04-00472, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 01/16/04). One individual suing. Abated pending resolution of Engle.
Austin v. R. J. Reynolds , et al., Case No. 05-00680, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 1/21/05). One individual suing. Abated pending resolution of Engle.
Bagshaw v. R.J. Reynolds, et. al., Case No. 06-4768, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 6/1/06). One individual suing.
Blake, et al. v. R. J. Reynolds, et al., Case No. 01-13549, Circuit Court of the 11th Judicial Circuit, Florida, Miami-Dade County (case filed 6/7/01). Two individuals suing. Abated pending resolution of Engle.

Bonenfant v. R.J. Reynolds Tobacco Company, et al., Case No. 06-17531-18, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 2/16/07). Personal representative on behalf of the estate and survivors has sued various tobacco companies, including, Liggett Group LLC. Vector Group Ltd. has also been named as a defendant. The case was removed to the United States District Court for the Southern District of Florida as Case No. 07-60301-CIV-ZLOCH/Snow. A motion for remand is pending.
Britan v. R. J. Reynolds Tobacco Company, et al., Case No. 01-13451, Circuit Court of the 11th Judicial Circuit, Florida, Miami-Dade County (case filed 6/6/01). One individual suing. Abated pending resolution of Engle.
Brown v. R. J. Reynolds Tobacco Company, et al., Case No. 05-04822, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 5/31/05). One individual suing. Abated pending resolution of Engle.
Brown v. R. J. Reynolds Tobacco Company, et al., Case No. 05-0790, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 1/24/05). One individual suing. Abated pending resolution of Engle.
Brown v. R.J. Reynolds Tobacco Company, et al., Case No. 07-4646-27, Circuit Court of the 17th Judicial Circuit, Florida Broward County (case field 3/6/07). Personal representative on behalf of an estate of a deceased smoker and the survivors has sued various tobacco companies, including Liggett Group LLC. Vector Group Ltd. is a named defendant. The case was removed to the United States District Court for the Southern District of Florida as Case No. 07-60432-CIV-MIDDLEBROOKS/Johnson. A motion for remand is pending. A trial has been scheduled for January 7, 2008.
Cagle, et al. v. Brown & Williamson Corporation, et al., Case No. 02-10718, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 11/22/02). Two individuals suing. Abated pending resolution of Engle.
Calhoun, et al. v. Brown & Williamson Corporation, et al., Case No. 02-7970, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 8/27/02). Two individuals suing. Abated pending resolution of Engle.
Caprio, etc. v. R.J. Reynolds Tobacco Company, et al., Case No. 94-08273, Circuit Court of the 11th Judicial Circuit, Florida, Miami-Dade County (case filed March 7, 2007). Five individuals suing. Four on their own behalf and one as personal representative on behalf of an estate and survivors. Liggett Group LLC and Vector Group Ltd. are both named. The case was removed to the United States District Court, Southern District of Florida as Case No. 07-20712-CIV-GRAHAM/O’Sullivan. A motion for remand is pending.
Ciccone v. Brown & Williamson Tobacco Corporation, et al., Case No. 04-13258, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 8/19/04). One individual suing. Abated pending resolution of Engle.
Clark v. R. J. Reynolds Tobacco Company, et al., Case No. 02-16981, Circuit Court of the 11th Judicial Circuit, Florida, Miami-Dade County, (case filed 7/3/02). One individual suing. Abated pending resolution of Engle.

Coffey v. Brown & Williamson Corporation, et al., Case No. 01-09335, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 5/31/02). One individual suing. Abated pending resolution of Engle.
Cotto, et al. v. Brown & Williamson Corporation, et al., Case No. 03-748, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 1/22/03). Two individuals suing. Abated pending resolution of Engle.
Colic v. Brown & Williamson Corporation, et al., Case No. 03-10844, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 11/13/03). One individual suing. Abated pending resolution of Engle.
Cowart v. Liggett Group Inc., et al., Case No. 98-01483CA, Circuit Court of the 4th Judicial Circuit, Florida, Duval County (case filed 3/16/98). One individual suing.
Cox v. R. J. Reynolds Tobacco Company, et al., Case No. 05-00677, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 2/1/05). One individual suing. Abated pending resolution of Engle.
Davis, et al. v. Liggett Group Inc., et al., Case No. 02-48914, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 10/4/02). Liggett is the sole defendant tobacco company in this action. Jury decision in April 2004 awarded compensatory damages of $540,000 against Liggett. In addition, plaintiff’s counsel was awarded legal fees of $752,000. Liggett appealed both judgments in separate appeals.
Ditslear v. R. J. Reynolds Tobacco Company, et al., Case No. 05-0899, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 1/28/05). One individual suing. Abated pending resolution of Engle.
Duecker v. Liggett Group Inc., Case No. 98-03093 CA, Circuit Court of the 4th Judicial Circuit, Florida, Duval County (case filed 7/5/98). One individual suing. Liggett is the only tobacco company defendant.
Ferlanti v. Liggett Group Inc., et al., Case No. 03-21697, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 12/11/03). One individual suing on behalf of a decedent smoker. Liggett is the sole defendant tobacco company in this action. In March 2005, the court granted Liggett’s motion for summary judgment disposing of the case in its entirety. The plaintiff appealed and, on June 7, 2006, the Fourth District Court of Appeals reversed and remanded the action back to the trial court. Plaintiff’s motion for leave to amend to add a claim for punitive damages was granted on April 25, 2007.
Foster v. R.J. Reynolds Tobacco Company, et al., Case No. 07CA709(B), Circuit Court of the First Judicial Circuit, Florida, Escambia County (case filed 3/27/07). One individual suing as personal representative of the estate and survivors of a deceased smoker.
Fuchs v. R. J. Reynolds Tobacco Company, et al., Case No. 05-00681, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 1/21/05). One individual suing. Abated pending resolution of Engle.

Garcia v. R.J. Reynolds, et al., Case No. 05-04159, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 5/11/05). One individual suing. Abated pending resolution of Engle.
Garibaldi v. Reynolds Tobacco Co., et al., Case No. 03-12498, Circuit Court of the 11th Judicial Circuit, Florida, Miami-Dade County (case filed 5/27/03). Personal representative suing on behalf of estate and survivors of deceased smoker. Abated pending resolution of Engle. Liggett was not served with the summons and complaint prior to the entry of the order of abatement.
Gherardi v. Philip Morris Incorporated, et al. Case 01-28584 CA 03, Circuit Court of the 11th Judicial Circuit, Florida, Miami-Dade County (case filed 11/29/01). One individual suing. Abated pending resolution of Engle.
Grant v. Brown & Williamson Corporation, et al., Case No. 03-2673-Div. I, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 3/15/03). One individual suing. Abated pending resolution of Engle.
Gray, et al. v. The American Tobacco Co., et al., Case No. 97-21657 CA 42, Circuit Court of the 7th Judicial Circuit, Florida, Putnam County (case filed 10/15/97). Two individuals suing. Abated pending resolution of Engle.
Guarch, et al. v. Philip Morris Incorporated, et al., Case No. 02-3308 CA 22, Circuit Court of the 11th Judicial Circuit, Florida, Miami-Dade County (case filed 2/5/02). Two individuals suing. Abated pending resolution of Engle.
Harris, et al. v. Brown & Williamson, et al., Case No. 97-1151, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 7/21/97). Two individuals suing. Abated pending resolution of Engle.
Hayhurst v. Liggett Group Inc., et al., Case No. 03-12302, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 7/14/03). One individual suing, as personal representative of the estate and survivors of deceased smoker. Plaintiff filed a notice of trial, although an order scheduling trial has not been entered.
Hearne v. R.J. Reynolds Tobacco Company, et al., Case No. 06-00550, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 1/10/06). One individual suing. Abated pending resolution of Engle.
Hecker v. Brown & Williamson Corporation, et al., Case No. 03-9336, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 10/1/03). One individual suing. Abated pending resolution of Engle.
Hutto v. R. J. Reynolds Tobacco Company, et al., Case No. 05-02552, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 3/22/05). One individual suing. Abated pending resolution of Engle.
Jones, et al. v. R. J. Reynolds Tobacco Company, et al., Case No. 02-21922 CA 22, Circuit Court of the 11th Judicial Circuit, Florida, Miami-Dade County (case filed 08/29/02). Two individuals suing. Abated pending resolution of Engle.

Larkin v. R. J. Reynolds Tobacco Company, et al., Case No. 02-2829 CA 32, Circuit Court of the 11th Judicial Circuit, Florida, Miami-Dade County (case filed 01/31/02). One individual suing. Abated pending resolution of Engle.
Laschke, et al. v. R.J. Reynolds, et al., Case No. 96-8131-CI-008, Circuit Court of the 6th Judicial Circuit, Florida, Pinellas County (case filed 12/20/96). Two individuals suing. Dismissal reversed on appeal and the case was remanded to the 6th Judicial Circuit. Motions to dismiss have been filed by the defendants.
Lewis, et al. v. R.J. Reynolds, et al., Case No. 05-02167, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 3/7/05). One individual suing. Abated pending resolution of Engle.
Levine v. R.J. Reynolds, et al., Case No. CL 95-98769 (AH), Circuit Court of the 15th Judicial Circuit, Florida, Palm Beach County (case filed 7/24/96). One individual suing. On March 8, 2007, the court lifted the order of abatement. Plaintiff’s counsel was directed to coordinate the scheduling of a case management conference, but to date has failed to contact defendants.
Lobley v. Philip Morris, et al., Case No. 97-1033-CA-10-L, Circuit Court of the 18th Judicial Circuit, Florida, Seminole County (case filed 7/29/97). Two individuals suing. Abated pending resolution of Engle.
Lukacs v. R. J. Reynolds Tobacco Company, et al., Case No. 01-38-22 CA23, Circuit Court of the 11th Judicial Circuit Court, Florida, Miami-Dade County (case filed 12/15/01). One individual suing. In June 2002, the jury awarded $37,500,000 in compensatory damages, which was subsequently reduced to approximately $24,860,000. The jury found Liggett 50% responsible. The plaintiff has requested that the court enter partial judgment in this matter, award attorneys’ fees and costs and schedule a trial on punitive damages. A hearing on plaintiff’s motion to enter final judgment occurred on March 15, 2007. See Note 9, Contingencies, for a more detailed discussion of this case.
McBride, et al. v. Brown & Williamson, et al., Case No. 02-0585, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 6/4/02). One individual suing. Abated pending resolution of Engle.
McDonald, et al. v. Brown & Williamson, et al., Case No. 03-4767, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 5/19/03). One individual suing. Abated pending resolution of Engle.
McInteer v. R.J. Reynolds Tobacco Company, et al., Case No. 05-00947, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 1/31/05). One individual suing. Abated pending resolution of Engle.
Meckler, et al. v. Brown & Williamson, et al., Case No. 97-03949-CA, Circuit Court of the 4th Judicial Circuit, Florida, Duval County (case filed 7/10/97). One individual suing.
Miller v. R.J. Reynolds Tobacco Company, et al., Case No. 06-CA-14217-MB, Circuit Court of the 15th Judicial Circuit, Florida, Palm Beach County (case filed 3/8/07). Personal representative on behalf of estate of a deceased smoker and the survivors has sued various tobacco companies, including, Liggett Group LLC. Vector Group Ltd. has also been named as a defendant. The case was removed to the United States District Court for the Southern District of Florida as Case No. 07-80312-CIV-MARRA/Johnson. Plaintiff plans to move for remand. .
Miller, et al. v. R.J. Reynolds Tobacco Company, et al, Case No. 07-10298-CA31, Circuit Court of the 11th Judicial Circuit, Florida, Miami-Dade County (case filed 4/10/07). Five personal representatives suing on behalf of the estates and survivors of five deceased smokers.
Morgan vs. Brown & Williamson, et al., Case No. 02-07084-CA, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 8/8/02). One individual suing. Abated pending resolution of Engle.
Quinn, et al. v. Brown & Williamson Corporation, et al., Case No. 03-4768, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 5/19/03). One individual suing. Abated pending resolution of Engle.
Rawls, et al. v. Liggett Group Inc., et al., Case No. 97-01354 CA, Circuit Court of the 4th Judicial Circuit, Florida, Duval County (case filed 3/6/97). One individual suing.
Reggia v. Brooke Group Holding Inc., et al., Case No. 06-08813, Circuit Court for the 13th Judicial Circuit, Florida, Hillsborough County, (case filed 9/28/06). One individual suing.
Rodriguez v. Philip Morris Incorporated, et al., Case No. 02-04912-CA-11, Circuit Court of the 11th Judicial Circuit, Florida, Miami-Dade County (case filed 2/21/02). One individual suing. Abated pending resolution of Engle.
Rupe, et al v. R J Reynolds Tobacco Company, et al., Case No. 04-2527, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 7/15/05). One individual suing. Abated pending resolution of Engle.
Schuman, et al. v. R. J. Reynolds Tobacco Company, Case No. 04-9409, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 9/23/05). One individual suing. Abated pending resolution of Engle.
Serrano v. Philip Morris Incorporated, et al., Case No. 02-19609 CA 01, Circuit Court of the 11th Judicial Circuit, Florida, Miami-Dade County (case filed 8/2/02). One individual suing. Abated pending resolution of Engle.
Shaw, et al. v. R. J. Reynolds Tobacco Company, et al., Case No. 05-2863, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 3/28/05). One individual suing. Abated pending resolution of Engle.
Sheehan v. Brown & Williamson Corporation, et al., Case No. 01-9559, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 11/2/01). One individual suing. Abated pending resolution of Engle.
Shirah, et al. v. Brown & Williamson Corporation, et al., Case No. 03-1589-Div. C, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 2/13/03). Two individuals suing. Abated pending resolution of Engle.

Spry, et al., v. Liggett Group, LLC, et al., Case No. 06-31216 CICI, Circuit Court of the 7th Judicial Circuit, Florida, Volusia County (case filed 7/27/06). The two named plaintiffs are Ronald Spry and his wife, Margaret Spry. In August 2006, defendants removed this action to the United States District Court for the Middle District of Florida (Orlando Division), Case No. 06-CV-01228-GKS-KRS. The named defendants are Liggett Group LLC (directly and as parent to Liggett & Myers, Inc.) and R.J. Reynolds Tobacco Company.
Stafford v. Brown & Williamson, et al., Case No. 97-7732-CI-019, Circuit Court of the 6th Judicial Circuit, Florida, Pinellas County (case filed 11/14/97). One individual suing. Abated pending resolution of Engle.
Stewart, et al. v. R.J. Reynolds, et al., Case No. 97-2025 CA, Circuit Court of the 5th Judicial Circuit, Florida, Lake County (case filed 9/16/97). Two individuals suing. Abated pending resolution of Engle.
Stewart, et al. v. R.J. Reynolds, et al., Case No. 99-39630-CA-F, Circuit Court of the 18th Judicial Circuit, Florida, Brevard County (case filed 12/1/99). Two individuals suing. In June 2002, the action was abated pending resolution of Engle. Thereafter, the case was stricken from the March 29, 2002 trial docket. In October 2005, a Suggestion of Bankruptcy was filed by defendant, Winn-Dixie Stores.
Strohmetz v. Philip Morris, et al., Case No. 98-03787 CA, Circuit Court of the 4th Judicial Circuit, Florida, Duval County (case filed 7/16/98). One individual suing.
Swindell v. R. J. Reynolds Tobacco Company, et al., Case No. 01-07-CC-1171, Circuit Court, FL, Alachua County (case filed 4/4/07). Personal representative suing on behalf of the estate of a deceased smoker and his survivors.
Swindells v. R.J. Reynolds Tobacco Company, et al., Case No. 06-07837, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 9/1/06). One individual suing. On September 20, 2006, defendants removed the action to the United States District Court for the Middle District of Florida (Tampa Division), Case No. 06-CV-01731-JDW-TGW.
Thomson v. R.J. Reynolds, et al., Case No. 97-400-CA, Circuit Court of the 7th Judicial Circuit, Florida, Flagler County (case filed 9/2/97). One individual suing.
Ward v. Brown & Williamson Corporation, et al., Case No. 03-8480, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 09/11/03). One individual suing. Abated pending resolution of Engle.
Weldon, et al. v. R. J. Reynolds Tobacco Company, et al., Case No. 04-2530, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 7/15/05). One individual suing. Abated pending resolution of Engle.
Wells v. R. J. Reynolds Tobacco Company, et al., Case No. 02-21340 CA 30, Circuit Court of the 11th Judicial Circuit, Florida, Miami-Dade County (case filed 8/22/02). One individual suing. Abated pending resolution of Engle.
Williams v. R.J. Reynolds Tobacco Company, et al., Case No. 06-07430, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 8/21/06). Plaintiff is suing as personal representative of the Estate of Tommy Williams. Defendants removed this action to federal court and, on September 29, 2006, the United States District Court for the Middle District of Florida, Tampa Division, Case No. 06-CV-01696-T-17TBM, ordered that the case be administratively closed pending the resolution of a motion for rehearing pending before the Florida Supreme Court in Engle.
Witt v. Brown & Williamson Corporation, et al., Case No. 04-8530, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 9/17/04). One individual suing. Abated pending resolution of Engle.
Louisiana
Badon, et ux. v. RJR Nabisco Inc., et al., Case No. 10-13653, Circuit Court of the 38th Judicial District, Louisiana, Cameron Parish (case filed 5/24/94). Six individuals suing. In July 2006, an intermediate appellate court affirmed the lower court’s dismissal of certain claims, including punitive damages. No further appeals have been taken.
Dimm, et al. v. R.J. Reynolds, et al., Case No. 53919, Circuit Court of the 18th Judicial District Court, Louisiana, Parish of Iberville (case filed 7/25/00). Seven individuals suing.
Hunter, et al. v. R. J. Reynolds Tobacco Company, et al., Case No. 2002/18748m, District Court, Louisiana, Parish of Orleans (case filed 12/4/2002). Two individuals suing.
Newsom, et al. v. R.J. Reynolds, et al., Case No. 105838, Circuit Court of the 16th Judicial District Court, Louisiana, Parish of St. Mary (case filed 5/17/00). Five individuals suing.
Oser v. The American Tobacco Co., et al., Case No. 97-9293, Civil District of the Judicial District Court, Louisiana, Parish of Orleans (case filed 5/27/97). One individual suing.
Reese, et al. v. R. J. Reynolds Tobacco Company, et al., Case No. 2003-12761, Circuit Court of the 22nd Judicial District Court, Louisiana, Parish of St. Tammany (case filed 6/10/03). Five individuals suing.
Maryland
Aversa, et al. v. John Crane-Houdaille, et al, Case No. 24-X-05-000224, Circuit Court, Baltimore City, Maryland (case filed 11/8/06). Two individuals suing on behalf of Robert W. Yeater, Sr. (deceased).
Chalk, Jr., et al v. Quigley Co., Inc. et al., Case No. 24-X-04-000454, Baltimore City Circuit Court, Maryland (case filed 4/21/04). Individual plaintiff seeks damages allegedly caused to decedent by exposure to asbestos and cigarettes, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants.
Christensen, et al. v. Philip Morris Incorporated, et al., Case No. 24-C-01-003927, Circuit Court, Maryland, Baltimore City (case filed 9/21/01). Two individuals suing. Discovery in this action is proceeding before the trial court. Trial has been scheduled for July 7, 2008.
Davis v. Quigley Co., Inc. et al., Case No. 24-X-04-000440, Circuit Court, Maryland, Baltimore City (case filed 2/13/07). Plaintiff suing individually and as personal representative of the Estate of Charles F. Davis. Individual plaintiff seeks damages allegedly caused to decedent by exposure to asbestos and cigarettes, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants.
Holz, et al. v. A.W. Chesterton Co., et al., Case No. 24-X-04-000433, Circuit Court of Baltimore City, Maryland. (case filed 4/14/04). Plaintiff, suing individually and as personal representative of the Estate of Clarence R. Elbon, had previously sued asbestos defendants and has now joined certain tobacco company defendants, including Liggett. Liggett filed a motion to dismiss on October 24, 2006 which is pending before the court.
Masucci, et al. v. John Crane-Houdaille, Inc., et.al., Case No. 24-X-04-001043, Circuit court of Baltimore City, Maryland (case filed 10/25/04 and Liggett served on 2/5/07). Plaintiff is suing as personal representative of the Estate of Louis M. Masucci and individually as surviving spouse.
Thompson, et al. v. John Crane-Houdaille, Inc., et al., Case No. 24-X-04-000912, Circuit Court of Baltimore City, Maryland (case filed 9/24/04 and Liggett served on 2/5/07). Plaintiff is suing as the personal representative of the Estate of Leon Thompson and individually as surviving spouse.
Mississippi
Angelethy, et al. v. R. J. Reynolds, et al., Case No. 02-KV-0315-J, Circuit Court, Mississippi, Adams County (case filed 4/21/03). Six individuals suing. The non-Liggett defendants filed a motion to dismiss or, in the alternative, to sever the plaintiffs’ case into individual actions. Liggett filed a joinder in this motion. To date, this motion has not been noticed for hearing.
Blythe v. Rapid American Corporation, et al., Case No. CI 96-0080-AS, Circuit Court, Mississippi, Jackson County (case filed 9/23/96). One individual suing.
Brown, et al. v. R.J. Reynolds Tobacco Company, et al., Case No. 2001-0022(1), Circuit Court, Mississippi, George County (case filed 3/30/01). 224 individuals suing. Defendants filed a motion to dismiss or, in the alternative, to sever the plaintiffs’ case into individual actions. Pursuant to an Agreed Order, the plaintiffs residing in George County are severed into individual cases and have 120 days from the date of the order (10/23/06) to file an amended complaint. If they do not file timely, their claims are dismissed without prejudice without further order of the court. The claims of plaintiffs who do not reside in George County were dismissed without prejudice; they have one year to file in the proper venue.
Cochran v. R. J. Reynolds, et al., Case No. 2002-0366(3), Circuit Court, Mississippi, George County (case filed 12/31/02). One individual suing.
Fisher, et al. v. R. J. Reynolds Tobacco Company, et al., Case No. 02-0196, Circuit Court, Mississippi, Wilkinson County (case filed 4/29/03). Five individuals suing.
Galbreath, et al. v. R. J. Reynolds Tobacco Company, et al., Case No. 2000-618, Circuit Court, Mississippi, Jefferson County (case filed 4/18/01). The claims of three individual plaintiffs are pending. An order of dismissal without prejudice dismissing claims of the three remaining plaintiffs was sent to the court for signature on January 25, 2007. That order allows plaintiffs until April 23, 2007 to file a motion for reconsideration.

Gasket Holdings, et al. v. RJR Nabisco, Inc., et al., Case No. 2000-225, Circuit Court, Mississippi, Jefferson County (case filed 4/18/01). The claims of Gasket Holdings were dismissed with prejudice by Agreed Final Judgment of Dismissal in June 2004. The claims of individual plaintiffs are pending.
Harris, et al. v. R. J. Reynolds Tobacco Company, et al., Case No. 2002-853, Chancery Court, Mississippi, Adams County (case filed 4/21/03). Six individuals suing.
Jennings, et al. v. R. J. Reynolds, et al., Case No. 2000-238, Circuit Court, Mississippi, Claiborne County (case filed 11/2/00). Fourteen individuals suing.
Kaiser Aluminum and Chemical Corporation, et al. v. R. J. R. Nabisco, Inc., et al., Case No. 2000-615, Circuit Court, Mississippi, Jefferson County (case filed 12/15/00). The claims of Kaiser Aluminum and Chemical Corporation were dismissed with prejudice by Agreed Final Judgment of Dismissal in June 2004. The claims of four individual plaintiffs are pending. An order of dismissal without prejudice dismissing the claims of all plaintiffs was sent to the court for signature on January 25, 2007. That order allows plaintiffs until April 23, 2007 to file a motion for reconsideration.
McGee, et al. v. Philip Morris Incorporated, et al., Case No. 2000-596, Circuit Court, Mississippi, Jefferson County (case filed 11/16/00). Ten individuals suing. On June 21, 2006, the court severed the claims of the plaintiffs, creating two separate actions for two of the plaintiffs: McGee v. Philip Morris Inc., et al., now Case No. 2000-596(A), Circuit Court, Mississippi, Jefferson County and Union v. Philip Morris Inc., et al., now Case No. 2000-596 (B). The remaining eight plaintiffs have been granted leave to provide specific facts demonstrating that they are properly venued in Jefferson County, Mississippi.
W. R. Grace, et al. v. R. J. Reynolds Tobacco Company, et al., Case No. 2001-58, Circuit Court, Mississippi, Jefferson County (case filed 3/23/01). This suit was stayed due to plaintiff’s bankruptcy filing. As such, the trial court administratively closed its file pending remand from the bankruptcy court or a motion to reopen.
Missouri
Barnes v. Brown & Williamson Tobacco Corporation, et al., Case No. 03-CV-237224, Circuit Court, Missouri, Jackson County (case filed 5/21/03). One individual suing.
Baryo, et al. v. Philip Morris USA, Inc., et al., Case No. 05-1182-CV-W-REL, U.S. District Court, Western District of Missouri, Western Division (case filed 12/28/01). Three individuals suing. In September 2006, the court dismissed the plaintiffs’ fraud and conspiracy claims with prejudice. Trial is scheduled for April 2008.
Bradley v. Brown & Williamson Tobacco Corporation, et al., Case No. 03-CV-237227, Circuit Court, Missouri, Jackson County (case filed 5/21/03). One individual suing.
Brown v. Brown & Williamson Tobacco Corporation, et al., Case No. 03-CV-237228, Circuit Court, Missouri, Jackson County (case filed 5/21/03). One individual suing.
Collins v. Brown & Williamson Tobacco Corporation, et al., Case No. 03-CV-237229, Circuit Court, Missouri, Jackson County (case filed 5/21/03). One individual suing.
Crawford v. Brown & Williamson Tobacco Corporation, et al., Case No. 03-CV-237230, Circuit Court, Missouri, Jackson County (case filed 5/21/03). One individual suing.

Crawford v. Brown & Williamson Tobacco Corporation, et al., Case No. 03-CV-237231, Circuit Court, Missouri, Jackson County (case filed 5/21/03). One individual suing.
Creevey v. Brown & Williamson Tobacco Corporation, et al., Case No. 03-CV-237232, Circuit Court, Missouri, Jackson County (case filed 5/21/03). One individual suing.
Davis, et al. v. American Tobacco Company, et al., Case No. 2:00-CV-26-CEJ, USDC, Missouri, Eastern District (case filed 9/25/00). Two individuals suing.
Frost, et al., v. Liggett Group Inc., et al., Case No. 05CV-24065, Circuit Court, Missouri, Jackson County (case filed 8/26/05). One individual suing on behalf of a decedent smoker. Liggett is the only tobacco manufacturing defendant, along with a tobacco retailer defendant. Trial is scheduled for May 29, 2007.
Hayes v. Brown & Williamson Tobacco Corporation, et al., Case No. 03-CV-237234, Circuit Court, Missouri, Jackson County (case filed 5/21/03). One individual suing.
Herzig v. Brown & Williamson Tobacco Corporation, et al., Case No. 03-CV-237235, Circuit Court, Missouri, Jackson County (case filed 5/21/03). One individual suing.
Inskeep v. Brown & Williamson Tobacco Corporation, et al., Case No. 03-CV-237236, Circuit Court, Missouri, Jackson County (case filed 5/21/03). One individual suing.
Nuzum v. Brown & Williamson Tobacco Corporation, et al., Case No. 03-CV-237237, Circuit Court, Missouri, Jackson County (case filed 5/21/03). One individual suing. The trial was continued from September 2006. A new trial date has not yet been scheduled.
Walrath v. Brown & Williamson Tobacco Corporation, et al., Case No. 03-CV-237239, Circuit Court, Missouri, Jackson County (case filed 5/21/03). One individual suing.
Walton v. Brown & Williamson Tobacco Corporation, et al., Case No. 03-CV-237240, Circuit Court, Missouri, Jackson County (case filed 5/21/03). One individual suing.
Wheeler v. Brown & Williamson Tobacco Corporation, et al., Case No. 03-CV-237241, Circuit Court, Missouri, Jackson County (case filed 5/21/03). One individual suing.
New York
Brantley v. The American Tobacco Company, et al., Case No. 114317/01, Supreme Court of New York, New York County (case filed 7/23/01). One individual suing.
Debobes v. The American Tobacco Company, et al., Case No. 29544/92, Supreme Court of New York, Nassau County (case filed 10/17/97). One individual suing.
Gouveia, et al, v. Fortune Brands, Inc., et al., Case No. 210671/04, Supreme Court, Rensselaer County (case filed 9/16/1997). Two individuals suing. Discovery is scheduled to close on May 4, 2007, and a Note of Issue is scheduled to be filed on May 11, 2007. There is no trial date set in this action.

Hausrath, et al. v. Philip Morris Inc., et al, Case No. I2001-09526, Superior Court, New York, Erie County (case filed 01/24/02). Two individuals suing. Trial is scheduled for September 2007.
Hobart v. The American Tobacco Company, et al., Case No. 102869/02, Supreme Court of New York, New York County (case filed 11/5/97). One individual suing.
James v. The American Tobacco Company, et al., Case No. 103034/02, Supreme Court of New York, New York County (case filed 4/4/97). One individual suing.
Robare v. Fortune Brands, Case No. 500439, Supreme Court of New York, Appellate Division, Third Dept. The trial court dismissed this action in its entirety on a motion for summary judgment. The decision was affirmed on appeal.
Shea, et al. v. The American Tobacco Company, et al., Case No. 008938/03, Supreme Court of New York, Nassau County (case filed 10/17/97). Two individuals suing. A Note of Issue has been filed and the case is ready for trial.
Standish v. The American Tobacco Co., et al., Case No. 18418-97, Supreme Court of New York, Bronx County (case filed 7/28/97). One individual suing. A Note of Issue has been filed and the case has been scheduled for trial on May 30, 2007.
Tomasino, et al. v. The American Tobacco Company, et al., Case No. 027182/97, Supreme Court of New York, Nassau County (case filed 9/23/97). Two individuals suing. A Note of Issue has been filed and the case is ready for trial.
Tormey, et al. v. The American Tobacco, et al., Case No. 2005-0506, Supreme Court of New York, Onondaga County (case filed 1/25/05). Two individuals suing.
Yedwabnick, et al. v. The American Tobacco Company, et al., Case No. 20525/97, Supreme Court of New York, Queens County (case filed 9/19/97). Six individuals suing.
Ohio
Croft, et al. v. Akron Gasket & Packing, et al., Case No. CV04541681, Court of Common Pleas, Ohio, Cuyahoga County (case filed 8/25/05). Two individuals suing.
Pennsylvania
Buscemi v. Brown & Williamson and Liggett Group Inc., Docket No. 9552-02, Court of Common Pleas, Pennsylvania, Delaware County (case filed 9/21/99). One individual suing.
West Virginia
Brewer, et al. v. The American Tobacco Company, et al., Case No. 01-C-82, Circuit Court, West Virginia, Ohio County (case filed 3/20/01). Two individuals suing.
Little v. The American Tobacco Company, et al., Case No. 01-C-235, Circuit Court, West Virginia, Ohio County (case filed 6/4/01). One individual suing.

II. CLASS ACTION CASES
Brown, et al. v. The American Tobacco Co. Inc., et al., Case No. 711400, Superior Court of California, County of San Diego (case filed 10/1/97). Under the California Unfair Competition Laws and the Consumer Legal Remedies Act, in April 2001, the court granted in part the plaintiffs’ motion for certification of a class composed of residents of California who smoked at least one of the defendants’ cigarettes from June 10, 1993 through April 23, 2001, and who were exposed to the defendants’ marketing and advertising activities in California. The action was brought against the major U.S. cigarette manufacturers, including Liggett, seeking to recover restitution, disgorgement of profits and other equitable relief under California Business and Professions Code. Certification was granted as to the plaintiffs’ claims that the defendants violated § 17200 of the California Business and Professions Code pertaining to unfair competition. The court, however, refused to certify the class under the California Legal Remedies Act and on the plaintiffs’ common law claims. Following the November 2004 passage of a proposition in California that changed the law regarding cases of this nature, the defendants filed a motion to decertify the class. In March 2005, the court granted the defendants’ motion. The plaintiffs filed a notice of appeal in May 2005. In September 2006, the California Court of Appeal affirmed the judge’s order decertifying the class. In October 2006, the plaintiffs filed a petition for review with the California Supreme Court. The petition for review was granted in November 2006. Briefing is underway.
Cleary, et al. v. Philip Morris, Inc., et al., Case No. 98 L06427, Circuit Court of the State of Illinois, Cook County (case filed 6/3/98). The action was brought on behalf of persons who have allegedly been injured by (1) the defendants’ purported conspiracy pursuant to which defendants concealed material facts regarding the addictive nature of nicotine; (2) the defendants’ alleged acts of targeting its advertising and marketing to minors; and (3) the defendants’ claimed breach of the public right to defendants’ compliance with the laws prohibiting the distribution of cigarettes to minors. The plaintiffs request that the defendants be required to disgorge all profits unjustly received through its sale of cigarettes to plaintiffs, which in no event will be greater than $75,000 each, inclusive of punitive damages, interest and costs. In April 2005, the plaintiffs filed a second amended complaint. In February 2006, a hearing on the defendants’ motion to dismiss occurred. The court dismissed count V (public nuisance) and count VI (unjust enrichment). In April 2006, the plaintiffs filed a motion to reconsider certain of the findings in the court’s ruling on defendants’ motion to dismiss counts V and VI of the plaintiffs’ second amended complaint. The plaintiffs’ motion for reconsideration was granted in part and denied in part. The court stated that reconsideration would not revive the plaintiffs’ public nuisance and unjust enrichment claims because the plaintiffs still cannot allege a special or separate harm. The court merely reconsidered certain components of its analysis, but did not modify its original decision. In July 2006, the plaintiffs filed a motion for class certification. A case management conference was held in August 2006 and the court entered a Case Management Order. The court ordered an extensive discovery schedule culminating in a supplemental briefing schedule (in June-August 2007) on class certification issues, and a class certification hearing has been scheduled for September 6, 2007. Merits discovery is stayed pending a ruling by the court on class certification.
Engle, et al. v. R.J. Reynolds, et al., Case No. 94-08273 CA 20, Circuit Court of the 11th Judicial Circuit, Florida, Miami-Dade County (case filed 5/5/94). This personal injury class action was brought on behalf of certain named plaintiffs and all similarly situated allegedly injured smokers resident in Florida. The case was certified as a class action in October 1994. Trial commenced in July 1998. A judgment for compensatory and punitive damages was entered in November 2000. The judgment was reversed in its entirety by an intermediate appellate court in May 2003. On

July 7, 2006, the Florida Supreme Court affirmed in part and reversed in part the May 2003 intermediate appellate court decision. Among other things, the Florida Supreme Court affirmed the intermediate appellate court’s decision decertifying the class and the order vacating the punitive damages award, but upheld certain trial court determinations and allowed plaintiffs to proceed to trial on individual liability issues and compensatory and punitive damage issues. All parties moved for rehearing and, on December 21, 2006, the Florida Supreme Court denied the motions in all material respects. The mandate on the decision issued on January 11, 2007, at which time the case was remanded to the Third District Court of Appeal for further proceedings consistent with the Florida Supreme Court’s opinion. See Note 9, Contingencies, for a more detailed discussion of this case.
In Re: Tobacco Litigation (Medical Monitoring) (Blankenship), Case No. 00-C-6000, Circuit Court, West Virginia, Ohio County (case filed 01/26/00). Class action seeking payments for costs of medical monitoring for current and former smokers. Liggett was severed from the trial of the other tobacco company defendants. Judgment upon jury verdict in favor of other tobacco company defendants was affirmed by the West Virginia Supreme Court in May 2004, which denied plaintiff’s petition for rehearing. Plaintiffs did not seek further appellate review of this matter and the case has been concluded in favor of all defendants other than Liggett.
In Re: Tobacco Litigation (Personal Injury Cases), Case No. 00-C-5000, Circuit Court, West Virginia, Ohio County (case filed 1/18/00). Although not technically a class action, the court has consolidated approximately 950 individual smoker actions that were pending prior to 2001 for trial on some common related issues. The first phase of the trial has been scheduled for March 2008 on certain liability and punitive damages claims purported to be common to the consolidated claims. Liggett has been severed from the trial of the consolidated action.
Lowe, et al. v. Philip Morris Incorporated, et al., Case No. 0111-11835, Circuit Court, Oregon, Multnomah County (case filed 11/19/01). This personal injury class action involves medical monitoring claims brought on behalf of plaintiff and all Oregon residents who have smoked cigarettes. The alleged class seeks payments for costs of medical monitoring for current and former smokers. In September 2003, the court granted defendants’ motion to dismiss the complaint, and plaintiffs appealed to the Oregon Court of Appeals. On September 6, 2006, the Oregon Court of Appeals upheld the trial court’s decision. On December 27, 2006, plaintiffs petitioned the Oregon Supreme Court to review the decision and on March 20, 2007 the Oregon Supreme Court granted the petition.
Parsons, et al. v. Liggett Group Inc., et al., Case No. 98-C-388, Circuit Court, State of West Virginia, Kanawha County (case filed 4/9/98). This personal injury class action is brought on behalf of plaintiff’s decedent and all West Virginia residents having claims for personal injury arising from exposure to both cigarette smoke and asbestos fibers. The action is stayed as a result of bankruptcy petitions filed by three defendants.
Romero, et al. v. Philip Morris Companies, Inc. et al., Case No. D0117 CV-00000972, District Court, Rio Arriba County, New Mexico (case filed 4/10/00). In this class action, plaintiffs allege that defendants conspired to fix, raise, stabilize, or maintain prices for cigarettes in the State of New Mexico. Plaintiffs’ motion for class certification was granted in April 2003. In February 2005, the New Mexico Supreme Court affirmed the trial court’s certification order. On June 30, 2006, the trial court granted defendants’ motions for summary judgment. Plaintiffs appealed the decision.

Schwab, et al. v. Philip Morris USA, Inc., et al., Case No. CV-04 1945, USDC, Eastern District of New York (case filed 5/11/04). This class action seeks economic damages on behalf of plaintiffs and all others similarly situated under the RICO act challenging the practices of defendants in connection with the marketing, advertising, promotion, distribution and sale of light cigarettes. The court recently certified a nationwide class of “light” smokers. The defendants have appealed the certification and requested a stay. The United States Court of Appeals for the Second Circuit issued a permanent stay pending appeal and agreed to hear the appeal. The appeal has been fully briefed and oral argument has been scheduled for July 10, 2007. See Note 9, Contingencies, for a more detailed discussion of the case.
Smith, et al. v. Philip Morris Companies, Inc., et al., Case No. 00-CV-26, District Court, Kansas, Seward County (case filed 2/7/00). In this class action, plaintiffs allege that defendants conspired to fix, raise, stabilize, or maintain prices for cigarettes in the State of Kansas. The court granted class certification in November 2001.
Young, et al. v. The American Tobacco Company, et al., Case No. 2:97-CV-03851, Civil District Court, State of Louisiana, Orleans Parish (case filed 11/12/97). This personal injury class action is brought on behalf of plaintiff and all similarly situated residents in Louisiana who, though not themselves cigarette smokers, have been exposed to secondhand smoke from cigarettes which were manufactured by the defendants, and who suffered injury as a result of that exposure. The plaintiffs seek to recover an unspecified amount of compensatory and punitive damages. In October 2004, the trial court stayed this case pending the outcome of the appeal in Scott v. American Tobacco Co., Inc. (as described in Note 9, Contingencies).
III. GOVERNMENTAL ACTIONS
City of St. Louis, et al. v. American Tobacco Company, Inc., et al., Case No. CV-982-09652, Circuit Court, State of Missouri, City of St. Louis (case filed 12/4/98). City of St. Louis and approximately 50 area hospitals seek to recover past and future costs expended to provide healthcare to Medicaid, medically indigent, and non-paying patients suffering from tobacco-related illnesses. In June 2005, the court granted the defendants’ motion for summary judgment as to claims for damages which accrued prior to November 16, 1993. The claims for damages which accrued after November 16, 1993 are still pending. Discovery is pending.
Crow Creek Sioux Tribe v. American Tobacco Company, et al., Case No. CV 97-09-082, Tribal Court of the Crow Creek Sioux Tribe, State of South Dakota (case filed 9/26/97). The plaintiffs seek to recover actual and punitive damages, restitution, funding of a clinical cessation program, funding of a corrective public education program, and disgorgement of unjust profits from sales to minors. The plaintiffs claim that the defendants are liable under the following theories: unlawful marketing and targeting of minors, contributing to the delinquency of minors, unfair and deceptive acts or practices, unreasonable restraint of trade and unfair method of competition, negligence, negligence per se, conspiracy and restitution of unjust enrichment. The case is dormant.
United States of America v. Philip Morris, Inc., et al., Case No. 1:99CVO2496, USDC, District of Columbia (case filed 9/22/99). The United States of America seeks to recover the proceeds received, and to be received, by tobacco company defendants and certain affiliates for wrongful sales of tobacco products. In October 2000, the District Court dismissed the government’s claims pursuant to the Medicare Secondary Payer Act and the Medical Cost Recovery Act, but denied motions to dismiss RICO claims. In February 2005, the United States Court of Appeals for the District of Columbia ruled that disgorgement is not an available remedy. In August 2006 the court issued its Final Judgment. The United States Court of Appeals for the District of Columbia stayed the Final Judgment pending appeal. See Note 9, Contingencies, for a more detailed discussion of the case.
IV. THIRD-PARTY PAYOR ACTIONS
General Health Services (Kupat Holim Clalit) v. Philip Morris, Inc., et al., Case No. 1571/98, District Court, Israel, Jerusalem (case filed 9/28/98). General Health Services seeks monetary damages and declaratory and injunctive relief on behalf of itself and all of its members against major United States tobacco manufacturers. Motions filed by the defendants are pending before the Israel Supreme Court, seeking appeal from a lower court’s decision granting leave to plaintiffs for foreign service of process. See Note 9, Contingencies, for a more detailed discussion of the case.
United Seniors Association, Inc. v. Philip Morris USA Inc., et al, Case No. 05-CV-11623-RGS, USDC, District of Massachusetts (Boston) (case filed 8/4/05). A seniors group brought this action pursuant to the private cause of action provisions of the Medicare Secondary Payer Act seeking to recover all expenditures since August 1999 on smoking-relating diseases for the Medicare program. In August 2006, the court granted defendants’ motion to dismiss. The plaintiffs appealed. Oral argument occurred on March 6, 2007.
V. SLAVERY REPARATIONS
In Re: African American Slave Descendants Litigation, Case No. 02C7764 (USCA, Seventh Circuit, Chicago, Illinois). Beginning in 2002, Liggett was served in three class actions — Johnson, et al. v. Aetna, Inc., et al., Case No. 02-2712 (USDC, Louisiana, Eastern District); Bankhead, et al. v. Lloyd’s of London, et al., Case No. 05 CV 6966 (USDC, Southern District of New York); and Hurdle v. Fleet Boston Financial, et al., Case No. 02-02653 (USDC, Northern District of California) — filed on behalf of purported descendants of slaves, seeking reparations from defendants, including Liggett, for alleged profits arising from the use of slave labor. In October 2002, these three actions were transferred to the United States District Court for the Northern District of Illinois by the Judicial Panel on Multi-District Litigation for consolidated pretrial proceedings with other pending slavery reparations actions. In July 2005, the district court granted defendants’ motions to dismiss these actions. Thereafter, plaintiffs took appeals from those dismissals to the United States Court of Appeals for the Seventh Circuit by three separate notices of appeal (docketed as 05-3265, 05-3266 and 05-3305). In September 2005, these appeals were consolidated by court order and briefed by the parties. Oral argument was held in September 2006 and on December 13, 2006, the appellate court affirmed in part and reversed in part the district court’s decision. The court affirmed the district court’s dismissal without prejudice, for lack of standing, of all claims except those brought by putative legal representatives. The dismissal of claims brought by the putative legal representatives was affirmed on the merits, and therefore, were dismissed with prejudice. The dismissal of the consumer protection claims was reversed and the case was remanded. The plaintiffs have until May 31, 2007 to amend their complaint.